SCHEDULE DEF 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

x	Preliminary Information Statement

o	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

o	Definitive Information Statement

TRIANGLE ALTERNATIVE NETWORK, INC.
[Missing Graphic Reference]
(Name of Registrant As Specified In Its Charter)

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o	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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o
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Triangle Alternative Network, Inc.
230 N. Park Blvd, Suite 104
Grapevine, TX 76051
(817) 416-2533
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INFORMATION STATEMENT
PURSUANT TO RULE 14C-2 OF THE SECURITIES EXCHANGE ACT OF 1934
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GENERAL

We are providing this Information Statement to inform you regarding the following proposals that our stockholders will vote on at our Annual Meeting to be held at our headquarters at 230 N. Park Boulevard, Suite 104, Grapevine, TX 76051 at 10:00 am on January 10, 2011

1.	The election of Lyle J. Mortensen, Gerry Shirren and Tiffany Kalahiki as directors; and

2.	The change of the name of the Company to Global Smart Energy, Inc and

3.	The amendment of our Bylaws to permit our stockholders and directors to approve corporate actions through executing majority written consents in lieu of holding meetings

4.	To transact any other items of business that may properly come before the annual meeting.

November 30, 2010 has been established as the Record Date.  All holders of our common stock as of the Record Date are entitled to vote at the meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You may vote in person at the meeting.  We are not requesting or soliciting any proxies for voting at the meeting.  You are entitled to one vote for each share of common stock of record held by you.

EXPECTED APPROVAL OF PROPOSALS AND RE-ELECTION OF DIRECTORS

Our principal stockholder, ICAG, INC. has indicated to the Company that they intend to re-elect our current directors and approve proposals 1-3.  As of the Record Date ICAG, INC. holds 2,174,250 shares of outstanding common stock constituting approximately 68% of our outstanding stock.  Accordingly, we are not asking for a proxy and you are not requested to send one.

FIRST MAILING DATE OF INFORMATION STATEMENT

This Information Statement and the Notice of Annual Meeting is available at the Securities and Exchange website, www.sec.gov under company filings.

In addition, the Information Statement and the Notice of Annual Meeting is being mailed to stockholders on or about December 20, 2010
REQUESTS FOR COPIES OF THE INFORMATION STATEMENT

The Company is not requesting or soliciting proxies for use at the meeting. The Company will provide an e-mail or a "paper" copy of the Information Statement and other Annual Meeting Materials to any stockholder who requests a copy. Stockholders may request a copy of the Information Statement and other Annual Meeting Materials for this meeting as well as for all future stockholder meetings by calling (817) 416-2533 or sending an e-mail to LYLEMORT@AOL.COM.

VOTING SECURITIES OUTSTANDING

As of the Record Date, November 30, 2010, we had 3,208,250 shares of common stock issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder. The Company has no preferred stock authorized, issued and outstanding.

COST OF INFORMATION STATEMENT

All costs of this Information Statement will be borne by the Company.

INTEREST OF OFFICERS AND DIRECTORS ON MATTERS TO BE ACTED ON

There are no matters to be acted upon at the shareholders meeting in which the officers have an interest.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There is no common stock of the company acquirable within 60 days pursuant to options, warrants, conversion privileges or other rights as of October 31, 2010 by each of our directors and executive officers and directors or as a group.

The following table sets forth the beneficial ownership information of our common stock at October 31, 2010, for:

    ●    each person known to us to be the beneficial owner of more than 5% of our common stock;

            ●    each named executive officer;

            ●    each of our directors; and

            ●    all of our executive officers and directors as a group.

  We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned. We have based our calculation of the percentage of beneficial ownership on 3,208,250 shares of common stock outstanding on October 31, 2010.

  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 2009. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.  It should be noted that no shareholder of the Company currently holds any options or warrants exercisable within 60 days of October 31, 2010. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Ownership(%)
Vince Vellardita	225,000	7.00%
Rick Kiezel	200,000	6.23
ICAG, Inc.	2,174,250	67.77%
Lyle Mortensen	-0-	*
Tiffany Kalahiki	-0-	*
Gerry Shirren	-0-	*
Officers and Directors (3persons)	0	*

(1)   Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible instruments currently exercisable or convertible, or exercisable or convertible  within 60 days of October 31, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

 (2)   Based upon 3,208,250 shares issued and outstanding on October 31, 2010. Percentages are rounded to the nearest tenth of a percent.

DIRECTORS AND OFFICERS OF THE REGISTRANT

Our executive Officers and directors, and their respective ages as of October 31, 2010 are as follows:

Name	Age	Position	Occupation

Lyle J. Mortensen	71	CEO, Chairman	Certified Public Accountant

Gerry Shirren	51	CFO, Director	Executive

Tiffany Kalahiki	36	Secretary, Director	Administrator

Lyle J. Mortensen currently serves as our CEO, President and as a Director, positions that he has held since September 7, 2009 when he was appointed to replace Vince Vellardita who had resigned as an officer and director.  Mr. Vellardita’s resignation did not come as a result of a disagreement with Company Management.

Mr. Mortensen is the owner and operator of Lyle J. Mortensen CPA, a consulting and accounting firm in practice since 1978. After graduation from Arizona State University, he worked for Touche Ross & Company in their Los Angeles, Phoenix, and Salt Lake City offices, serving as Director of Tax Operations (Salt Lake City office) from 1975 until 1978, when he established his private practice.  Recently he served as the Chief Financial Officer and Director for Advanced Growing Systems, Inc. from the date of inception through the registration process with the SEC and transition from a private company to a publicly held company that trades on the NASDAQ over the counter (Pink Sheets).

His experience in accounting and consulting includes serving as the chief financial officer of an international investment banking firm; representing clients before the Internal Revenue Service, NASD, and other regulatory bodies; and preparing Securities and Exchange Commission documents. He has also functioned as the chief financial officer for several small companies, giving them financial and accounting structure and direction as needed.

Gerry Shirren currently serves as the Chief Financial Officer and as a Director, positions that he has held since his appointment as a director on September 2, 2008 and on October 8, 2008 as the Chief Financial Officer of the Company.

Mr. Shirren is a Fellow of the Association of Certified Accountants FCCA and has been involved in the media industry for nearly 20 years.  From 2006 to the present, Mr. Shirren has served as a financial consultant to U.S. companies involved in film, television, rights acquisitions and exploitation, bankruptcy turnarounds, corporate acquisition and financing.  From June 2005 to March 2008, Mr. Shirren has served as Chief Executive Officer and joint managing Director of Digital Animation Media Limited, an Ireland-based company involved in the development production and exploitation of animation properties for film and television.  From August 2005 to January 2008, Mr. Shirren has served as Chief Executive Officer and Director of Cambridge Animation Systems Limited, a United Kingdom based animation software tolls company with operations based in Ireland and the United Kingdom.  From 1995 to June 2005, Mr. Shirren served as Chief Executive Officer and Joint Managing Director of TerraGlyph, which was initially the European Production center for the Chicago based TerraGlyph Interactive and subsequently became an independent film, television and interactive production studio.  Mr. Shirren obtained his Business Diploma, with Honors, from the Athlone Institute of Technology in Ireland.

Tiffany Kalahiki currently serves as the Secretary, Treasurer and Director, positions that she has held since her appointment as a director on September 2, 2008 and on October 8, 2008 as the Secretary and Treasurer of the Company.

Ms. Kalahiki graduated cum laude from the University of Nevada in 2003 with a BS in Elementary Education.  Since 2004, she has worked in the Clark County School District as a teacher and substitute teacher.  Ms. Kalahiki has been the Vice President of ICAG, Inc., an Investment and Holding Company, since 1998.  Since 2008, Ms. Kalahiki has served as Secretary of BPT, Inc.

 There are no family relationships among any of our directors or executive officers.

CHANGES IN CONTROL

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

TERM OF OFFICE

Our directors are elected to serve and shall hold office until the expiration of the term for which such person was selected and until such person's successor has been selected and qualified or until such person's earlier death, resignation or removal. Any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining Director, or, if there are no remaining Directors, by the shareholders, and each person so selected shall be a Director to serve for the balance of the unexpired term.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

During the fiscal year ended December 31, 2009 and during 2010 the Board has not held formal meetings, but has transacted necessary business by electronic media and telephone meetings.

The Board does not have audit, nominating or compensation committees or committees performing similar functions.

AUDIT COMMITTEE AND FINANCIAL EXPERT DISCLOSURES

Section 301 of the Sarbanes-Oxley Act of 2003, and SEC regulations implementing that provision require that public companies disclose a determination by their Board of Directors as to the existence of a financial expert on their audit committee and, if none is determined to exist, that the Board of Directors has determined that no one serving on its Board of Directors meets the qualification of a financial expert as defined in the Sarbanes-Oxley Act and implementing regulations.

As of the Record Date, we have not created any standing committees of the Board of Directors, including an audit committee. We also disclose that our Board has determined that we have not, and we do not, possess on our Board of Directors anyone who qualifies as an audit committee financial expert and, unless and until one is identified and agrees to serve, we will continue to rely on outside professional consultants who advise us with respect to audit matters.

NO NOMINATING COMMITTEE

Because the Board  has not formed a nominating committee, the Board acts as a group in considering director nominations. Given the small number of directors and the lack of independent directors, our Board does not believe establishing a nominating committee would benefit the Company.

With respect to the nominations process, the directors do not operate under a written charter, or under any other formal procedures or polices with regard to nominations. On an informal basis, the Board considers and reviews, from time to time, the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In evaluating possible nominees, the Board considers, among other things, the background, experience, education and knowledge of a candidate, his experience with publicly-traded entities, and his integrity and judgment. The Board considers the potential contribution a candidate will bring to the backgrounds, experience, and skills of the existing Board. The Board also considers a candidate's ability to devote sufficient time and effort to his duties as a Director. After evaluation and review of candidates who meet the Board's criteria, the Board considers its then current needs and selects the nominees that best suit those needs.

Our Board is willing to consider candidates recommended by our stockholders, but does not have in place any formal procedures for the submission of such recommendations. The Board intends to consider and evaluate director candidates recommended by security holders using the same criteria as director candidates recommended by the Board.

NO COMPENSATION COMMITTEE

Our Board has not formed a compensation committee and the Board acts as a group in considering compensation matters. Because of the small number of directors and the lack of independent directors, our Board does not believe establishing a compensation committee would benefit the Company.

Our Board has not adopted any formal policies and procedures for the consideration of executive and director compensation. Lyle Mortensen, Gerry Shirren and Tiffany Kalahiki serve as executive officers of the Company and as directors participate in the consideration of executive and director compensation.

The Board has not conducted any formal analysis of appropriate executive and director compensation, nor has the Board employed any compensation consultants. Rather the Board's determination as to the compensation to be received by officers is based on the compensation received by officers in similarly situated companies.

At the present time no officer or director receives compensation for services.

STOCKHOLDER COMMUNICATIONS

Any stockholder who wishes to send any communication to the Board should send such communication to: Board of Directors, 230 N. Park Blvd., Suite 104, Grapevine, TX 76051. Any such communication will be relayed to each
Board  member.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company:

(1)   was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or  two years prior to that time;

(2)   was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)   was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his      involvement in any type of business, securities or banking activities; or

(4)   was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities  law, and the judgment has not been reversed, suspended or vacated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and persons who are the beneficial owners of more than 10% of the common stock of the Company are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon review of the copies of such reports furnished to us during, and with respect to, the calendar year ended December 31, 2009 or any written representations we received from a director, officer, or beneficial owner of more than 10% of our common stock that no other reports were required during that period, we believe that, for the calendar year ended December 31, 2009, all Section 16(a) filing requirements applicable to our reporting persons were met with the following exceptions:

ICAG, Inc., a corporation previously owned by Richard Shintaku, failed to file a Form 3 or Form 4 for shares acquired in excess of 10% of our outstanding common stock from Rick Kiezel on or about October 8, 2008. The Estate of Richard Shintaku is now the sole stockholder of ICAG. These forms have now been filed by ICAG, Inc. and ICAG is in the process of filing Schedule 13 D.

Vince Vellardita, a former officer and director of the Company, failed to file either form 3 or 5 for shares acquired and beneficially held by him while an officer and director of the Company.

CODE OF ETHICS
We have not adopted a formal written Code of Ethics applicable to our principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions.  With limited activity, management does not feel that a written Code of Ethics is necessary.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table reflects compensation paid or accrued during the indicated calendar years (ending on December 31st of the indicated year) with respect to compensation paid or accrued by us to or on behalf of our executive officers.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary $	Stock Awards

Lyle J. Mortensen, CEO, Director	2008	$-0-	$-0-
	2009	$-0-	$-0-

Gerry Shirren, CFO, Director	2008	$-0-	$-0-
	2009	$-0-	$-0-

Tiffany Kalahiki, Secretary	2008	$-0-	$-0-
And director	2009	$-0-	$-0-

Vince Vellardita, former	2008	$10,000	$2,000
CEO and Director	2009	$-0-	$-0-

The Current officers are serving on a part-time basis and are not receiving compensation or benefits for the services rendered at this time.

The Company has no employment agreements.

OUTSTANDING EQUITY AWARDS FOR OFFICERS AND DIRECTORS

None

COMPENSATION OF DIRECTORS

All compensation to directors is contained in the Summary Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH RELATED PERSONS

At September 30, 2010, the Company is indebted to ICAG, Inc., a shareholder of the Company holding greater than 10% of the issued and outstanding stock, in the amount of $69,927.

Other than listed above, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since inception, or in any proposed transaction, which has materially affected or will affect the Company.

OVERVIEW

Proposal number 1: The Board of Directors recommends that our stockholders approve of the election of directors as follows:

Name	Age	Position	Occupation

Lyle J. Mortensen	71	CEO, Chairman	Certified Public Accountant

Gerry Shirren	51	CFO, Director	Executive

Tiffany Kalahiki	36	Secretary, Director	Administrator

Proposal number 2: The Board of Directors recommends that our stockholders approve the name change from Triangle Alternative Network, Inc. to Global Smart Energy, Inc. to properly reflect the Company's desire to enter into a different industry than that which was previously contemplated.

Proposal number 3: The Board of Directors recommends that our stockholders approve the Amendment of the Bylaws of the Corporation to provide for Majority Written Consent.  This proposal is to assist the company in the operations and growth of the Company without the requirement to call special meetings of the shareholders, which can be both costly and time-consuming.  The full text of this proposal is included in Exhibit A.

ANNUAL AND QUARTERLY REPORTS INCORPORATED BY REFERENCE

The Annual Report on Form 10-K for the calendar year ended December 31, 2009, including audited consolidated financial statements, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, the Quarterly
Report on Form 10-Q for the quarter ended June 30, 2010 and the Quarterly Report on Form 10-Q, for the quarter ended September 30, 2010 are being provided to the stockholders concurrently herewith and certain financial and other information required pursuant to Item 13 of Schedule 14A is hereby incorporated by reference to such reports.

                             ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

BY ORDER OF THE BOARD OF DIRECTORS

                                                                                     /S/ LYLE J. MORTENSEN